UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2008

HERBST GAMING, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-71044	88-0446145
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3440 West Russell Road, Las Vegas, NV	89118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code : (702) 889-7695

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On April 30, 2008, the Board of Directors of Herbst Gaming, Inc. (the “Company”) appointed Mr. Timothy P. Herbst as Chairman of the Board and Mr. Troy D. Herbst as Chief Executive Officer.  In addition, Mr. Edward J. Herbst, who previously served as Chairman and Chief Executive Officer, was appointed by the Board of Directors as an Executive Vice President and will remain a Director of the Company.  Mr. Edward J. Herbst is on a leave of absence from his officer duties for personal reasons.

Mr. Timothy P. Herbst has served as Executive Vice President and a Director of the Company since its inception in 1987, and will continue to serve in these capacities.  Mr. Troy D. Herbst has served as Executive Vice President, Secretary and Treasurer and a Director of the Company since its inception in 1987, and will continue to serve in these capacities.

We refer you to “Certain Relationships and Related Transactions” in the 2007 Form 10-K for information regarding transactions between the Company and the Herbst family.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERBST GAMING, INC.

Date: May 2, 2008	By:	/s/ Mary E. Higgins
Mary E. Higgins
Chief Financial Officer